UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.     )

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MONROE CAPITAL INCOME PLUS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONROE CAPITAL INCOME PLUS CORPORATION

NOTICE OF CHANGE TO ANNUAL MEETING OF SHAREHOLDERS

CHICAGO, IL — June 9, 2020 — Monroe Capital Income Plus Corporation (the “Company”) announced today that, due to the pandemic related to the novel strain of coronavirus known as “COVID-19” and resulting health and travel concerns, it has determined not to hold an in-person 2020 Annual Meeting of Shareholders (the “Meeting”). In an effort to protect the health and well-being of its shareholders, the Company has determined to hold the Meeting in a virtual format on June 17, 2020 at 10:30 a.m., Central Time.

As disclosed in our original proxy materials for the Meeting, shareholders are entitled to participate in the Meeting if such shareholders were shareholders of record at the close of business on April 24, 2020.

Shareholders can participate in the Meeting virtually at www.virtualshareholdermeeting.com/MONCAP2020.

Whether or not a shareholder plans to attend the Meeting by virtual means, the Company urges its shareholders to vote and submit their proxy in advance of the Meeting by one of the methods described in the proxy statement.

About Monroe Capital Income Plus Corporation

Monroe Capital Income Plus Corporation is an externally-managed, closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company is a specialty finance company that is focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada. The Company is managed by Monroe Capital BDC Advisors, LLC, an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended.

Important Disclosures and Forward-Looking Statements

This notice is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any interest in the Company. Any such offering can be made only at the time a qualified offeree receives a confidential private placement memorandum and other operative documents which contain significant details with respect to risks.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this notice.